Exhibit 10.10
LANCASTER COLONY CORPORATION
RESTRICTED STOCK AWARD AGREEMENT
     This Restricted Stock Award Agreement (this “Agreement”) made as of November 20, 2006 (the “Grant Date”), by and between Lancaster Colony Corporation. (the “Company”) and <<name>> , a director of the Company (the “Director”).
W I T N E S S E T H
     WHEREAS, pursuant to the provisions of the Company’s 2005 Stock Plan (the “Plan”), the Company desires to award Restricted Stock to the Director in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and
     WHEREAS, Director wishes to accept said offer; and
     WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the same meanings as in the Plan.
     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:
     1. Terms of Award. The Company hereby awards to the Director <<shares>> shares of the Company’s Common Stock (the “Awarded Shares”) in accordance with the terms of this Agreement.
     2. Provisions of Plan Controlling. The Director specifically understands and agrees that the Awarded Shares are being issued under the Plan and are being awarded to the Director as Restricted Stock pursuant to the Plan, copies of which Plan the Director acknowledges he has read, understands and by which he agrees to be bound. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the provisions of the Plan will control.
     3. Vesting of Restricted Stock.
     (a) Except as provided in paragraph Section 3. (b), the Awarded Shares shall be forfeited to the Company for no consideration in the event Director (i) voluntarily terminates his or her services to the Company prior to the first annual anniversary of the Grant Date or (ii) is removed from the Board by a vote of a majority of Directors prior to the first annual anniversary of the Grant Date.

     (b) The Awarded Shares shall be fully vested in the Director and no longer subject to a risk of forfeiture pursuant to paragraph Section 3. (a) upon the occurrence of the earliest of the following events (the “Vesting Date”):
     (i) the date on which the Company undergoes a “Change in Control” as defined in the Plan;
     (ii) the date on which the Director dies or ceases to be a Service Provider as a result of Director’s Disability; or
     (iii) the first annual anniversary of the Grant Date.
     4. Dividend and Voting Rights.
     (a) Dividends payable with respect to the Awarded Shares during the period prior to Vesting Date shall be held in escrow and shall be paid to Director on the Vesting Date, unless Director forfeits the Shares pursuant to Section 3(a) hereof, in which case Director shall also forfeit the right to receive such dividends.
     (b) Director shall have the right to vote any Shares awarded hereunder; provided that such voting rights shall lapse with respect to any Awarded Shares that are forfeited to the Company pursuant to this Agreement.
     5. Additional Shares.
     (a) If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the shares of stock or other securities of the Company issued with respect to the Awarded Shares then subject to the restrictions contained in this Agreement shall be held in escrow and shall be distributed to Director on the Vesting Date, unless Director forfeits the Awarded Shares pursuant to Section 3(a) hereof, in which case Director shall also forfeit the right to receive such stock dividend or other securities. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Awarded Shares then subject to the restrictions contained in this Agreement shall be held in escrow and shall be distributed to Director on such Vesting Date, unless Director forfeits the Awarded Shares pursuant to Section 3(a) hereof, in which case Director shall also forfeit the right to receive such stock.
     (b) If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, the provisions of Section 15 of the Plan shall govern the rights of Director.
     6. Legends. To the extent certificates representing the Awarded Shares are issued to the Director pursuant to this Agreement, such certificates shall have endorsed thereon legends substantially as follows (or in such other form as counsel for the Company may determine is necessary or appropriate):
“The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Award Agreement with this Company dated November 20, 2006, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”
“The shares represented by this certificate have been taken for investment by an affiliate of the Company and they may not be sold or otherwise transferred by such person, including a pledgee, unless (1) the Company shall have received an opinion of counsel satisfactory to it that the shares are being sold or transferred in compliance with applicable federal securities laws, and (2) there shall have been compliance with all applicable state securities laws.”
     7. Investment Intent. The Director represents and warrants to the Company that the Awarded Shares are being acquired for the Director’s own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Awarded Shares.
     8. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:
To the Company:
Lancaster Colony Corporation
37 West Broad Street
Columbus, Ohio 43215
Attention: Corporate Secretary
To the Director:
<<name>>
<<city>>
<<state>>
or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service, or three business days following mailing by registered or certified mail.
     9. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of Ohio (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, and enforcement of this Agreement, except to the extent preempted by applicable federal law.
     10. Benefit of Agreement. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.
     11. Entire Agreement. This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement; provided, however, in any event, this Agreement shall be subject to and governed by the Plan.
     12. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.
     13. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Director has hereunto set his or her hand, all as of the day and year first above written.

LANCASTER COLONY CORPORATION

By:

<<name>>, Director

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